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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-4 of our reports dated February 8, 2001 (March 30, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP
Deloitte & Touche, LLP

Dallas, Texas
July 11, 2001